Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 22nd day of August, 2003, to be deemed effective the 2nd day of September, 2003 (the "Effective Date"), by and among Strategika, Inc., a corporation organized under the laws of the State of Delaware ("Strategika"); Tianshi International Holdings Group Limited, a corporation organized under the laws of the British Virgin Islands ("TIANSHI"); Jin Yuan Li, Jiao Wen Jun, and Yan Yu Peng, each a Chinese national who are the sole stockholders of TIANSHI (the "TIANSHI Stockholders").

                                   WITNESSETH:

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Strategika and TIANSHI have adopted resolutions pursuant to which Strategika shall acquire and the TIANSHI Stockholders shall exchange for shares of the common capital stock of Strategika 100% of the outstanding common stock of TIANSHI ( the TIANSHI Shares"); and

         WHEREAS, the sole consideration for the exchange of the TIANSHI Shares shall be the receipt by the TIANSHI Stockholders of shares of the common capital stock of Strategika, $.001 par value per share, as more particularly set forth in Exhibit "A" hereto. The shares of Strategika's common stock shall be deemed "restricted securities" as defined in Rule 144 of the Securities Act of 1933, as amended ( the "Act"); and

         WHEREAS, on August 18, 2003, Strategika completed a 6.5-for-one forward spilt (the "Forward Split") of its common capital stock and as such, all share numbers contained herein that relate to the common capital stock of Strategika, have been adjusted for the Forward Split; and

         WHEREAS, the TIANSHI Stockholder shall acquire in exchange such "restricted securities" of Strategika in a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and/or any other "tax free" exemptions thereunder that may be available for this exchange, if and only to the extent that the Internal Revenue Code applies to this Agreement and the transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                    Section 1
                                Exchange of Stock

         1.1 Transfer and Number of Shares. The TIANSHI Stockholders agree to transfer to Strategika at the closing (the "Closing") the TIANSHI Shares, in exchange for 68,495,000 newly issued and restricted shares of common stock of Strategika, as outlined in Exhibit A. After the Closing, there will be 71,998,302 outstanding shares of common stock of the reorganized Strategika, which takes into account the cancellation of 29,000,000 shares of Strategika's common stock held in the name of Rene Larrave as outlined in Section 1.5 hereof.



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         1.2 Exchange of Certificates by TIANSHI  Stockholders.  The transfer of the TIANSHI Shares shall be effected by the delivery to Strategika at the Closing of stock certificates duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Strategika and with all necessary transfer taxes and other revenue stamps affixed and acquired at the TIANSHI Stockholders' expense.

         1.3 Further Assurances. At the Closing and from time to time thereafter, the TIANSHI Stockholders shall execute such additional instruments and take such other action as Strategika may request in order to exchange and transfer clear title and ownership in the TIANSHI Shares to Strategika.

         1.4 Cancellation of Shares in the Name of Rene Larrave. Effective simultaneously with the Closing, Rene Larrave returned to Strategika and Strategika duly cancelled 29,000,000 shares of Strategika's common stock held by Mr. Larrave. These shares were canceled on the books and records of Strategika's transfer agent, Securities Transfer Corporation at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, and have been returned to the status of authorized and unissued securities of Strategika.

         1.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On the Effective Date, the present directors and executive officers of Strategika shall designate the directors and executive officers nominated by the TIANSHI Stockholders to serve in their place and stead, until the next respective annual meeting of the stockholders and the Board of Directors of the reorganized Strategika, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations. The following shall be appointed directors and officers of Strategika upon the closing of the transactions contemplated herein: Jin Yuan Li, Director/President and Chief Executive Officer; Wen Jun Jiao, Director/Secretary/Chief financial Officer; Yan Yu Peng, Director, Gangji Qian, Director, and Jiatai Deng, Director. The current directors and executive officers shall resign, in seriatim, on the Effective Date.

         1.6 Assets and Liabilities of Strategika at Closing. Strategika shall have no assets and no liabilities at Closing, and all costs incurred by Strategika incident to the Agreement shall have been paid or satisfied.

         1.7 Employee Stock Option Plan. Strategika agrees to recognize and adopt the employee stock option plans of TIANSHI such that the shares of TIANSHI reserved for issuance thereunder, shall be replaced by 13,500,000 shares of Strategika common stock.

         1.8 Present Outstanding Securities of Strategika . TIANSHI will not contest the validity of any of the presently outstanding shares of Strategika common stock.

         1.9 Condition Precedent to the Closing. On or before the Effective Date the following conditions will have been satisfied by TIANSHI: (a) the TIANSHI

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         Stockholders   and  TIANSHI   shall  have  provided   Strategika   with
satisfactory evidence that TIANSHI has acquired eighty (80%) of the ownership of Tianjin Tianshi Bio Development Company , a Chinese registered Sino-Foreign Joint Venture Company ("Tianshi China"), and that the 80% ownership of Tianshi China has been owned by TIANSHI, (b) an opinion of counsel confirming that TIANSHI has an 80% controlling interest in Tianshi China shall be delivered to Strategika, and (c) the TIANSHI Financial Statements (as hereinafter defined), with the signed auditor's report, as applicable, shall be delivered to Strategika .

         1.10 Closing. This Agreement will be deemed to be completed on the execution and delivery of the Agreement by all the parties herein (the "Closing Date"), and the transactions contemplated herein deemed effective on the Effective Date, subject to the satisfaction by TIANSHI of the conditions set forth in Section 1.9 above.

                                    Section 2

                                     Closing

         The Closing contemplated by Section 1 shall be held at the offices of George Diamond, Esq., Suite 6000, 901 Main Street, Dallas, Texas 75202, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                    Section 3
                  Representations and Warranties of Strategika

         Strategika represents and warrants to, and covenants with, the TIANSHI Stockholders and TIANSHI as follows:

         3.1 Corporate Status: Compliance with Securities Laws. Strategika is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Strategika is a publicly-held company; and Strategika is not in violation of any applicable federal or state securities laws, rules or regulations. Strategika's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "SGKA," though there is at present no "established trading market" for its securities. The shares of Strategika common stock issuable to the TIANSHI Stockholders hereunder will be eligible for resale in reliance upon Rule 144 of the Act, without registration under the Act, after satisfaction by the TIANSHI Stockholders of the one year holding period established by Rule 144 and other requirements imposed by each of Rule 144, the Act, generally, and the Securities Exchange Act of 1934.

         3.2 Capitalization. The current authorized capital stock of Strategika consists of 250,000,000 shares of $.001 par value common voting stock, of which approximately 32,503,302 shares are issued and outstanding, all fully paid and


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non-assessable.  Except as otherwise  provided herein,  there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and un-issued common or other securities of Strategika.

         3.3 Financial Statements. The financial statements of Strategika furnished to the TIANSHI Stockholders and TIANSHI, consisting of audited financial statements for the years ended December 31, 2001 and 2002, and unaudited financial statements for the period ended June 30, 2003, as on file with the SEC and incorporated herein by reference, are correct and fairly present the financial condition of Strategika at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.4 Undisclosed Liabilities. Strategika has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

         3.5 Interim Changes. Since the dates of its balance sheets, there have been no (i) changes in financial condition, assets, liabilities or business of Strategika which, in the aggregate, have been materially adverse; (ii) damages, destruction or losses of or to property of Strategika, payments of any dividend or other distribution in respect of any class of stock of Strategika, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

         3.6 Title to Property. Strategika has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Strategika are subject to no mortgage, pledge, lien or encumbrance, with respect to which no default exists.

         3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Strategika, threatened, against or relating to Strategika, its properties or business. Further, no officer, director or person who may be deemed to be an "affiliate" of Strategika is party to any material legal proceeding which could have an adverse effect on Strategika (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Strategika.

         3.8  Books  and  Records.   Strategika  will  deliver  to  the  TIANSHI
Stockholders and TIANSHI or their respective representatives all of Strategika's books, records, contracts and other corporate .

         3.9 Tax Returns. Strategika has filed all United States federal and state income or franchise tax returns required to have been filed by it or its predecessors.

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         3.10  Confidentiality.  Strategika's current directors and officers and their representatives will keep confidential any information which they obtain from the TIANSHI Stockholders or from TIANSHI concerning the properties, assets and business of TIANSHI.

         3.11 Corporate Authority. Strategika has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the TIANSHI Stockholder and TIANSHI or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by Strategika's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Strategika.

         3.12 Due Authorization. Execution of this Agreement and performance by Strategika hereunder have been duly authorized by all requisite corporate action on the part of Strategika, and this Agreement constitutes a valid and binding obligation of Strategika and performance hereunder will not violate any provision of the Certificate of Incorporation or other documents, Bylaws, agreements, mortgages or other commitments of Strategika, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

         3.13 Environmental Matters. Strategika has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Strategika. In addition, to the best knowledge of Strategika, there are no substances or conditions which may support a claim or cause of action against Strategika or any of Strategika' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

         3.14 Access to Information Regarding TIANSHI. Strategika acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting TIANSHI (including its 80% owned subsidiary, Tianshi China), and TIANSHI's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of TIANSHI, and with

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the legal and accounting firms of TIANSHI,  with respect to such  documentation;
and that to the extent requested, all questions raised have been answered to Strategika's complete satisfaction.

                                    Section 4

              Representations, Warranties and Covenants of TIANSHI
                          and the TIANSHI Stockholders

         TIANSHI and the TIANSHI Stockholders represent and warrant to, and covenant with, Strategika as follows:

         4.1 Ownership of TIANSHI. The TIANSHI Stockholders own the TIANSHI Shares free and clear of any liens or encumbrances of any type or nature whatsoever, and have full right, power and authority to convey the TIANSHI Shares that are owned by them without qualification.

         4.2 Ownership of Tianshi China. TIANSHI owns 80% of the Tianshi China, free and clear of any liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey its Tainshi China ownership that it owns without qualification.

         4.3 Corporate Status of TIANSHI. TIANSHI is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands, and is licensed or qualified as a foreign corporation in all jurisdictions or foreign countries and provinces in which the nature of TIANSHI's business or the character or ownership of TIANSHI properties makes such licensing or qualification necessary. It has one subsidiary that is 80%-owned, Tianshi China.

         4.4 Corporate Status of Tianshi China. Tianshi China is a Sino-Foreign Joint Venture Company duly organized, validly existing and in good standing under the laws of the People's Republic of China, and is licensed or qualified as a foreign corporation in all states of the United States or foreign countries and provinces in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         4.5 Capitalization of TIANSHI. The authorized capital stock of TIANSHI consists of 5,000,000 shares of common stock, $0.01 par value per share, of which 684,950 shares are issued and outstanding, and which is fully paid and non-assessable. Except for an option for 135,000 shares that was reserved to its employees, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of TIANSHI.

         4.6 Capitalization of Tianshi China. The paid-in capital of Tianshi China is $10,000,000, all fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other equities of Tianshi China.

         4.7 Financial Statements. When delivered to Strategika, The financial statements of TIANSHI (the "TIANSHI Financial Statements"), which consist solely



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of the financial statements of Tianshi China furnished to Strategika, consisting of an audited compiled balance sheet and income statement for the period ended December 31, 2001, 2002, and unaudited financial statements for the period ended June 30, 2003, shall be correct and fairly present the combined financial condition of TIANSHI and Tianshi China as of these dates and for the periods involved; such statements shall have been prepared in accordance with generally accepted accounting principles consistently applied, and no material change shall have occurred in the matters disclosed therein. The TIANSHI Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.8 Undisclosed Liabilities of TIANSHI. TIANSHI has no material liabilities of any nature except to the extent reflected or reserved against in the Tianshi China balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

         4.9 Undisclosed Liabilities of Tianshi China. Tianshi China has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

         4.10 Interim Changes of TIANSHI. Since the dates of its balance sheet, there have been no (i) changes in the financial condition, assets, liabilities or business of TIANSHI, which in the aggregate, have been materially adverse;
(ii) damages, destruction or loss of or to the property of TIANSHI, payment of any dividend or other distribution in respect of the capital stock of TIANSHI, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

         4.11 Interim Changes of Tianshi China. Since the dates of its balance sheet, there have been no (i) changes in the financial condition, assets, liabilities or business of Tianshi China, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of Tianshi China, payment of any dividend or other distribution in respect of the capital stock of Tianshi China, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

         4.12 Title to Property of TIANSHI. TIANSHI has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in the Tianshi China balance sheet.

         4.13 Title to Property of Tianshi China. Tianshi China has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet.

         4.14 Litigation of TIANSHI. There is no litigation or proceeding pending, or to the knowledge of TIANSHI, threatened, against or relating to TIANSHI or its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of TIANSHI is party to any material legal proceeding which could have an adverse effect on TIANSHI (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to TIANSHI.

         4.15 Litigation of Tianshi China. There is no litigation or proceeding pending, or to the knowledge of Tianshi China, threatened, against or relating to Tianshi China or its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of Tianshi China is party to any material legal proceeding which could have an adverse effect on Tianshi China (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Tianshi China.

         4.16 Books and Records of TIANSHI. The TIANSHI Stockholders have given to Strategika and its representatives full access to all of its offices, books, records, contracts and other corporate documents and properties so that Strategika could inspect and audit them; and (ii) furnished such information concerning the properties and affairs of TIANSHI as Strategika has requested.

         4.17 Books and Records of Tianshi China. Tianshi China has (1) given to Strategika and its representatives full access to all of its offices, books, records, contracts and other corporate documents and properties so that Strategika could inspect and audit them; and (2) furnished such information concerning the properties and affairs of Tianshi China as Strategika requested.

         4.18 Tax Returns of TIANSHI. TIANSHI has filed all income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         4.19 Tax Returns of Tianshi China. Tianshi China has filed all income or other tax returns required to be filed in China or has received currently effective extensions of the required filing dates.

         4.20 Investment Intent. The TIANSHI Stockholders are acquiring the securities to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and they have no commitment or present intention to sell or distribute the Strategika securities to be received hereunder .

         4.21 Corporate Authority of TIANSHI. TIANSHI and the TIANSHI Stockholders have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder and will deliver to Strategika or its representative at the Closing certified copies of resolutions of TIANSHI'S Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

         4.22 Due Authorization. Execution of this Agreement and performance by TIANSHI and the TIANSHI Stockholders hereunder have been duly authorized by all requisite corporate action on the part of TIANSHI and the TIANSHI Stockholders, and this Agreement constitutes a valid and binding obligation of TIANSHI and the TIANSHI Stockholders and performance hereunder will not violate any provision of the Articles of Association or other Charter documents, Bylaws, agreements, mortgages or other commitments of TIANSHI or the TIANSHI Stockholders, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

         4.23 Environmental Matters. TIANSHI and Tainshi China have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of TIANSHI or its predecessors. In addition, to the best knowledge of TIANSHI and Tianshi China, there are no substances or conditions which may support a claim or cause of action against TIANSHI and Tianshi China or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under the current Chinese laws.

         4.24 Access to Information Regarding Strategika. TIANSHI and the TIANSHI Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Strategika and its present and contemplated business operations, potential acquisitions, management and other factors, by delivery to them and/or by access to such information in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the sole director and executive officer of Strategika, and with the legal and accounting firms of Strategika, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                                    Section 5

   Conditions Precedent to Obligations of TIANSHI and the TIANSHI Stockholders

         All obligations of TIANSHI and the TIANSHI Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         5.1 Representations and Warranties True at Closing. The representations and warranties of Strategika contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         5.2 Due Performance. Strategika shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         5.3 Officers' Certificate. TIANSHI shall have been furnished with a certificate signed by the President of Strategika, in such capacity, attached hereto as Exhibit C and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Strategika contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibits B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Strategika, taken as a whole.

         5.4 Assets and Liabilities of Strategika. Unless otherwise agreed, Strategika shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid.

         5.5 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. At or simultaneous with the Closing, corporate resolutions of Strategika shall have adopted all action necessary to accomplish the resignation of Strategika's directors and executive officers and the designation of the nominees of the TIANSHI Stockholder to the Board of Directors and to serve as officers as outlined in Section 1.5 hereof.

         Section 6

                Conditions Precedent to Obligations of Strategika

         All obligations of Strategika under this Agreement are subject, at Strategika's option, to the fulfillment, before or at the Closing or on the Effective Date, as applicable, of each of the following conditions. It is expressly understood by TIANSHI and the TIANSHI Stockholders that Strategika has the right to terminate this Agreement in the event the conditions set forth in
Section 1.9 hereof are not satisfied on or before the Effective Date, and said parties further agree to execute any and all documents and cooperate in all manners necessary to ensure a proper unwinding of the transactions contemplated herein.

         6.1 Representations and Warranties True at Closing. The representations and warranties of TIANSHI, the TIANSHI Stockholders and Tianshi China contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         6.2 Due Performance. TIANSHI and the TIANSHI Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing or the Effective Date, as applicable.

         6.3 Officers' Certificate. Strategika shall have been furnished with a certificate signed by the President of TIANSHI, in such capacity, attached hereto as Exhibit D and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of TIANSHI and the TIANSHI Stockholders contained herein are true and correct; and (ii) that since the date of the TIANSHI Financial Statements, there has been no material adverse change in the financial condition, business or properties of TIANSHI, taken as a whole.

                                    Section 7

                               General Provisions

         7.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         7.2 Waiver. Any failure on the part of any party hereto to comply with any its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         7.3 Brokers. Each party represents to the other parties hereunder that in the event brokers or finders in connection with this Agreement, each party agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

         7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

        If to Strategika's Management Prior to Closing:

        Mr. Rene Larrave
        4316 Fairfax Ave.
        Dallas, Texas 75205

        If to TIANSHI:

        P.O. Box 957
        Offshore Incorporations Center
        Road Town, Tortola, British Virgin Islands

        With a copy to:

        Charles Law, Esq.
        King and Wood, LLP
        39465 Paseo Padre Parkway, Suite 2000
        Freemont, California 94538

        If to the TIANSHI Stockholders: C/O TIANSHI

         7.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         7.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement

         7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Any actions permitted hereunder shall be brought in the State of Delaware.

         7.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         7.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the latest date hereof.

                                            STRATEGIKA




                                            By:_________________________________

                                            Tianshi International Holdings Group
                                            Limited


                                            By:_________________________________


                                            ____________________________________
                                            Jin Yuan Li

                                            ____________________________________
                                            Jiao Wen Jun

                                            ____________________________________
                                            Yan Yu Peng